EXHIBIT 99.3

                          [LOGO OF AMERICAN EXPRESS(R)]

                                      2009
                                 Second Quarter
                               Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 2009 Earnings Release.

--------------------------------------------------------------------------------
This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on page 23 of this Supplement, pages 59-61 in the Company's 2008 Annual Report to Shareholders and in its 2008 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

FINANCIAL RESULTS

..    Second quarter diluted EPS from continuing operations attributable to common shareholders of $0.09 decreased 84% versus $0.56 last year. Total revenues net of interest expense decreased 18%. Return on average common equity ("ROCE") was 12.0% and return on average tangible common equity ("ROTCE"), which excludes goodwill and intangibles, was 15.6%.[Footnote 1]

     .    2Q '09 Income from continuing operations included:

          . A $211MM ($135MM after-tax) gain on the sale of 50% of the Company's equity holdings of Industrial and Commercial Bank of China ("ICBC"), as discussed further on page 5; and

          . $182MM ($118MM after-tax) of net reengineering costs, primarily reflecting a restructuring charge related to the Company's ongoing reengineering initiatives, as discussed further on pages 4-5.

     . Additionally, as per GAAP accounting requirements, the 2Q '09 EPS from continuing operations attributable to common shareholders was negatively impacted by $0.18 per share as a result of the accelerated accretion of the dividends on the preferred shares repurchased from the United States Department of the Treasury ("The Treasury") under the terms of the Capital Purchase Program ("CPP"), as discussed further on pages 2-3.

          . Excluding the impact of the accelerated accretion, adjusted diluted EPS from continuing operations attributable to common shareholders would have been $0.27.

     .    2Q '08 Income from continuing operations included:

          . A $136MM ($85MM after-tax) charge to the fair market value of the Company's interest-only strip ("I/O Strip"); and

          .    $7MM ($4MM after-tax) of reengineering costs.

     . The discontinued operations line in the Consolidated Financial Statements contains the results of operations, assets and liabilities related to various business sales. This primarily includes the results from American Express International Deposit Company ("AEIDC"), which is expected to be transferred to Standard Chartered PLC ("Standard Chartered") through a put/call agreement in 3Q '09, as well as American Express Bank, Ltd. ("AEB"), which was sold to Standard Chartered in 1Q '08, as discussed further on page 5.

          . 2Q '09 results included $5MM of losses from discontinued operations versus $7MM of losses last year.

     . Including discontinued operations, diluted EPS on a net income basis attributable to common shareholders of $0.09 decreased 84% versus $0.56 last year.

BUSINESS METRICS

..    Compared with the second quarter of 2008:

     . Worldwide billed business of $151.4B decreased 16% as the negative impact of the global economic slowdown was evident within a lower level of card spending. A comparatively stronger U.S. dollar resulted in a 3% greater decline versus last year within the reported worldwide growth rate.

     . Worldwide total cards-in-force of 88.5MM decreased 2%, or 1.6MM, from 2Q '08 and decreased 3%, or 3.1MM, from 1Q '09. As part of an ongoing strategy to mitigate credit risk, approximately 2.7MM inactive cards were cancelled during the quarter, with 2.6MM in U.S. Card Services ("USCS") and approximately 60K within International Card Services ("ICS"). The impact versus last year was partially offset by the migration of cards from GE's commercial card and corporate purchasing unit, Corporate Payment Services ("CPS"), to the American Express network primarily in 1Q '09.

     . Worldwide average spending per proprietary basic cards-in-force decreased 15% versus last year reflecting the impact of the weaker economic environment in both the U.S. and international markets, which was partially offset by the effect of the inactive card cancellations referenced above. A comparatively stronger U.S. dollar resulted in a 3% greater decline versus last year within the reported average spending growth rate.

     . Worldwide owned cardmember lending balances of $32.5B decreased 34% from last year. On a managed basis, including securitized loans, cardmember lending balances of $62.9B declined 18%. These decreases reflected lower cardmember spending levels and the Company's credit-related actions in the U.S. and certain international markets.

FINANCIAL HIGHLIGHTS

..    Net Income Attributable To Common Shareholders: Income from continuing operations attributable to common shareholders of $107MM and net income attributable to common shareholders of $102MM both include the impacts of the preferred shares dividends and related accretion, including the accelerated accretion upon repayment of the preferred shares referenced above, and earnings allocated to participating share awards discussed below.

     . Preferred Shares Dividends and Related Accretion: In 2Q '09, the Company recorded $22MM of dividends and related accretion on the preferred shares issued to the Treasury as part of its participation in the CPP, as discussed further on pages 2-3.

     . Earnings Allocated to Participating Share Awards: In accordance with the adoption of FSP EITF 03-6-1, income attributable to unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (e.g. Restricted Stock Awards) is included in the computation of basic and diluted EPS, pursuant to the two class method. This new accounting standard was retroactively applied to all prior periods beginning in 1Q '09. Under this method earnings allocated to participating shares awards were $1MM in 2Q '09 versus $3MM in 2Q '08.

----------
[FOOTNOTE 1]
     Please refer to Appendix I of the Second Quarter 2009 Earnings Release for the components of return on average equity ("ROE"), ROCE and ROTCE on a consolidated basis and Appendix II for return on average segment capital ("ROSC") and return on average tangible segment capital ("ROTSC") on a segment basis.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

..    Securitization Income, Net: Decreased to ($2MM) versus $227MM in 2Q '08 primarily due to lower excess spread, net, driven by increased write-offs, partially offset by the 2Q '08 charge to the fair value of the I/O Strip and lower interest expense due to lower rates paid on variable-rate investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees. As of June 30, 2009, the fair market value of the I/O Strip was $0 versus $136MM as of June 30, 2008.

..    Total Interest Income: Decreased 31%, due to lower interest and fees on loans, primarily reflecting a lower average owned loan balance, as well as lower yields on investment deposits and securities, partially offset by a higher average balance of liquidity-related investments.

..    Total Interest Expense: Decreased 39%, primarily reflecting a lower cost of funds due to the benefit of lower market interest rates on variable-rate long-term and short-term debt, as well as lower average balances of short-term borrowings.

..    Total Provisions for Losses: Decreased 13%, primarily reflecting lower owned lending balances, partially offset by higher cardmember lending reserve levels due to increased net write-off and past due loan levels. Cardmember lending loss reserves of $3.2B increased $206MM in the quarter.

     . USCS lending net write-off rates for 2Q '09 were better than previously forecasted, primarily due to lower than expected cardmember bankruptcy levels. Assuming delinquencies continue around current levels and bankruptcies increase somewhat, the Company believes that it is highly likely that its USCS managed lending net write-off rates for 3Q '09 and 4Q '09 will be less than 10%. If these circumstances occur, the Company would expect to utilize a significant portion of the provision for losses benefit resulting from better than forecasted credit performance on selective investments and other business initiatives during 3Q '09 and 4Q '09.[FOOTNOTE 2]

..    Marketing and Promotion Expenses: Decreased 47%, reflecting lower discretionary investment spending due to the Company's ongoing reengineering initiatives.

..    Cardmember Rewards Expense: Decreased 9%, primarily reflecting lower overall rewards-related spending volumes, partially offset by a slightly higher Membership Rewards redemption rate and a relatively lower decline in co-brand spending volumes.

..    Salaries and Employee Benefits Expense: Decreased 8%, reflecting lower employee levels due to the Company's ongoing reengineering initiatives and reduced incentive-related costs, partially offset by the $154MM of net severance-related costs, as discussed further on pages 4-5.

     . Compared with last year, the total employee count from continuing operations of 60,700 decreased by 5,800 employees, or 9%. Compared with last quarter, the employee count declined by 2,900 employees, or 5%.

..    Segment Interest Expense Allocations: Beginning 1Q '09, the Company changed the manner in which it assesses the performance of its reportable operating segments to exclude the impact of its excess liquidity funding levels. Accordingly, the debt and related cash/investment balances associated with the Company's excess liquidity funding and the related net negative interest spread are no longer included within the reportable operating segment results (primarily within USCS and Global Commercial Services, or "GCS") and are now being reported in the Corporate & Other segment. The segment results for quarters prior to 1Q '09 have not been revised for this change.

CAPITAL

..    CPP, Supervisory Capital Assistance Program and Equity Issuance: On January
     9, 2009, the Company issued to the Treasury $3.39B of preferred shares, as well as warrants to purchase common shares for up to 15% of that amount, or 24.3MM shares, at a per share exercise price of $20.95. The preferred shares paid dividends at a rate of 5% annually for five years, and 9% thereafter. The warrants have a 10 year term. In 1Q '09, these preferred shares and warrants were recorded in the equity section in the Company's balance sheet at $3.16B and $232MM, respectively, based on the relative fair value of each component when issued. The value of the preferred shares was scheduled to accrete to the face value of $3.39B over five years.

     On February 25, 2009, the Treasury released the terms of the Supervisory Capital Assistance Program ("SCAP"). Under SCAP, federal banking supervisors conducted assessments to evaluate the capital needs of the major U.S. banking institutions under a base case and more adverse economic scenario. The Company and all other eligible banking institutions with assets in excess of $100B as of December 31, 2008 participated in this assessment. On May 7, 2009, the Company received a final report from the Federal Reserve concluding that there would be "no capital need" under the more adverse economic assumptions modeled in the SCAP.

     In accordance with guidance from bank regulators and as a pre-condition to the repurchase of the preferred shares issued to the Treasury under the CPP, the Company was required to issue long-term debt that was not backed by government guarantees, and common equity, in the public markets. Accordingly, on May 18, 2009, the Company completed the sale of $3.0B of non-guaranteed senior debt. On June 5, the Company closed on a $500MM public offering of its common stock through the issuance of 19.8MM common shares at a price of $25.25 per share. The underwriters retained a 30-day option to purchase 3.0MM additional shares. On June 10, the underwriters exercised that option and the Company issued an incremental 1.9MM common shares.

----------------------------------
[FOOTNOTE 2]
  The "managed basis" presentation includes on-balance sheet cardmember loans and off-balance sheet securitized cardmember loans. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities. The Company is not presenting estimates of owned net write-off rates comparable to the managed data above because the owned write-off rates are not determinable at this time. See the Forward-Looking Statements on page 23 for certain risk factors relating to the estimated net write-off rates above.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED


     On June 9, 2009, the Company announced that it had received notification from the Treasury that it had met all of the requirements to repurchase the CPP preferred shares, and completed this purchase on June 17, 2009.

     Upon repurchase, the accretion to face value of the preferred shares was accelerated, amounting to a one-time negative EPS impact during the quarter of $212MM, or $0.18 per basic and diluted common share. The Company also recorded $13MM in preferred shares dividends in 2Q '09, as well as $9MM related to the accretion of the preferred shares, for the period ended June 17, 2009 when the shares were repurchased, which further reduced 2Q '09 diluted EPS by approximately $0.02 per share.

     On July 1, the Company submitted notice to the Treasury of its intent to repurchase the warrants issued under the CPP program, including the Company's determination of fair market value. Discussions regarding this request are ongoing.

..    Capital Distribution to Shareholders: During 2Q '09, approximately 151% of capital generated was distributed to shareholders through our quarterly common share dividend, as earnings were suppressed by the challenging economic environment and capital generation was reduced by the preferred share dividends and related accelerated accretion. On a cumulative basis, since 1994 the Company has distributed 69% of capital generated through share repurchases and dividends.

     . Shares Outstanding and Repurchase Activity: Total shares outstanding increased by 21MM during 2Q '09 primarily reflecting the impact of the common share equity issuance. No shares have been repurchased over the past four quarters, as share repurchases were suspended during 1Q '08 in light of the challenging global economic environment and limitations under the CPP. Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.

                                                   Millions of Shares
                                                 ------------------------
                                                 2Q '09   1Q '09   2Q '08
                                                 ------   ------   ------
Shares outstanding - beginning of period          1,168    1,160    1,158
Issuance of common shares                            22       --       --
Repurchase of common shares                          --       --       --
Employee benefit plans, compensation and other       (1)       8        1
                                                 ------   ------   ------
Shares outstanding - end of period                1,189    1,168    1,159
                                                 ======   ======   ======

..    Capital Ratios:[FOOTNOTE 3] On May 22, 2009, the Company announced modifications to the American Express Credit Account Master Trust (the "Master Trust"). For additional information regarding these modifications to the Master Trust, refer to page 5. Beginning in 2Q '09, these actions result in the inclusion of the Master Trust's assets as risk-weighted assets for regulatory capital purposes. As of June 30, 2009, the Company's key consolidated capital ratios were as follows:

                                                                           Tier 1 Risk-            Total Risk-
($ in B)                  Total Average  Tier 1 Leverage  Risk Weighted   Based Capital   Tier 2  Based Capital
          Tier 1 Capital     Assets            Ratio          Assets          Ratio      Capital      Ratio
                           [FOOTNOTE 4]
          --------------  -------------  ---------------  -------------  --------------  -------  -------------
Reported       $11.0          $116.7           9.4%           $114.4            9.6%      $2.3         11.7%

     Additionally, the Company also believes that its Tangible Common Equity to Risk Weighted Assets ("TCE/RWA") and Tier 1 Common Equity to Risk Weighted Assets ratios provide further insight into the strength of its capital position. As of June 30, 2009, these ratios were 9.1% and 9.6%, respectively. On a pro forma basis, assuming recognition of corresponding reserves per the proposed amendments to SFAS 140, these ratios would be 7.6% and 8.1%, respectively.[FOOTNOTE 5]

FUNDING AND LIQUIDITY

..    Funding Sources: The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing obligations and fund normal business operations for in excess of a 12-month period, in addition to having access to significant additional contingent liquidity sources, in the event that access to its traditional secured and unsecured funding sources should become unavailable. As of June 30, 2009, the Company held $22B of excess cash and readily marketable securities on its balance sheet.

     The Company expects that brokered and direct retail deposits will be its primary funding source for the remainder of 2009. The Company offers brokered deposits within its American Express Centurion Bank and American Express Bank, FSB subsidiaries (together, the "Banks"). These funds are insured up to $250,000 through the Federal Deposit Insurance Corporation ("FDIC"). In addition, the Company launched its direct deposit-taking program, Personal Savings from American Express, during 2Q '09. This program makes FDIC-insured certificates of deposit ("CDs") and high-yield savings account products available directly from American Express Bank, FSB to consumers and further extends its funding capabilities beyond the brokered retail CD and sweep account programs utilized prior to 2Q '09.

----------
[FOOTNOTE 3]
     These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company's Second Quarter 2009 Form 10-Q.

[FOOTNOTE 4]
     For the purpose of calculating the Tier 1 Leverage Ratio.

[FOOTNOTE 5]
     Based upon common shareholders' equity of $13.4B, less goodwill and intangibles of $3.0B, which represents TCE; Tier One Common Equity of $11.0B; and Risk Weighted Assets of $114.4B. Pro forma for SFAS 140 assumes the recognition of corresponding reserves and other adjustments, which would result in TCE, Tier 1 Common Equity and Risk Weighted Assets all decreasing by $1.9B.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED


     On March 3, 2009, the Department of the Treasury and the Federal Reserve Board announced the launch of the Term Asset-Backed Securities Loan Facility ("TALF"). Securitized credit and charge card receivables are eligible collateral under the TALF, provided the securities qualify for AAA ratings from two or more major nationally recognized statistical rating organizations ("NRSROs"). The Company believes that during 2009 it can issue up to $9.8B of securities backed by its cardmember loans or receivables that would be eligible under this program, and on June 9, 2009, issued $1.0B in TALF-eligible Class A securities, as discussed further below.

     In addition to deposit, unsecured and asset-backed funding, the Company can draw upon various other funding sources:

     . TLGP: Under the FDIC's Temporary Liquidity Guarantee Program ("TLGP"), the Banks, as FDIC depository institutions, can issue up to $13.3B of senior unsecured guaranteed debt. In the fourth quarter of 2008, the Banks issued $5.9B of securities under this facility. Issuance under the TLGP is currently scheduled to expire October 31, 2009.

     . Commercial Paper: The Company had continuous access to the commercial paper market throughout the quarter. In addition, the Commercial Paper Financial Facility ("CPFF") became operational on October 27, 2008, and is currently set to expire on February 1, 2010. Through its subsidiary, American Express Credit Corporation ("Credco"), the Company is eligible to have up to $14.7B of commercial paper outstanding through the CPFF. The commercial paper must be rated at least A1/P1/F1 by two or more major NRSROs to qualify for participation in the CPFF. At June 30, 2009, the Company had $1.4B of commercial paper outstanding, none of which was placed with the CPFF.

     . Discount Window: The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility (TAF) program.

     . Bank Lines: At June 30, 2009, the Company maintained committed bank lines of credit totaling $11.7B, of which $2.9B was drawn as part of the Company's normal non-U.S. funding activities. The committed facilities have $2.0B of expirations in 2010 and $3.3B in 2011, with the remainder expiring in 2012.

..    Funding Activities: During 2Q `09, the Company funded its business through payments received from customers on contracting loan and receivable balances, its deposit-taking activities within the Banks, asset-backed securitization activities under TALF, unsecured non-guaranteed debt issuance, as well as the previously mentioned common equity offering.

       - Deposits: As of June 30, 2009, the Company has accumulated $20.1B of funding through customer retail and institutional deposits, a net increase of $2.0B from 1Q `09. The Company has accumulated $11.8B through its brokered retail CD program launched in October 2008, a net increase of $2.5B from 1Q `09. The average duration and rate on the outstanding brokered deposits was 26 months and 2.6%, respectively. Through offering retail deposits to sweep account holders at selected broker-dealer networks, the Company had a total of $7.1B outstanding at the end of 2Q `09, which was $0.4B lower than the 1Q `09 level. Institutional and other deposits remained relatively flat in the period.

       - TALF-eligible ABS: As previously mentioned, on June 9, 2009, the Company issued $1.0B in TALF-eligible, Class A securities, priced at one-month LIBOR plus 135bps. In addition, the Company issued and retained $212MM of subordinated securities related to this transaction.

       - Unsecured non-guaranteed debt: During 2Q `09, the Company issued $3.0B of unsecured, non-guaranteed debt which included $1.25B of 5-year notes with a coupon of 7.25% and $1.75B of 10-year notes with a coupon of 8.125%.

..    Funding Requirements: The maturities of the Company's long-term debt, debt issued in connection with off-balance sheet securitizations and long-term CDs for the following four quarters are as follows:

                                                            Funding Maturities ($ in B)
                                                    ----------------------------------------------
                                                                Off-Balance   Certificates
Quarter Ending:                                     Long-Term       Sheet      of Deposit    Total
---------------                                     ---------   -----------   ------------   -----
September 30, 2009 ..............................     $ 2.8         $2.7          $ --       $ 5.5
December 31, 2009 ...............................       2.7          0.1           1.7         4.5
March 31, 2010 ..................................       2.3          3.0           0.8         6.1
June 30, 2010 ...................................       2.5          1.9            --         4.4
                                                      -----         ----          ----       -----
                                                      $10.3         $7.7          $2.5       $20.5
                                                      =====         ====          ====       =====

     The Company's projected needs within its current funding plan is lower than these debt maturities primarily due to the anticipated continuation of lower spending and credit-related actions which may reduce the Company's cardmember receivables and loan balances over this period.

OTHER ITEMS OF NOTE

..    Reengineering Initiatives: On October 30, 2008, the Company announced various reengineering initiatives which were expected to produce cost benefits of approximately $1.8B in 2009 from previously anticipated spending levels. These initiatives include: reducing staffing levels and compensation expenses (expected benefit of $700MM in 2009), reducing certain operating costs (expected benefit of $125MM in 2009) and scaling back investment spending (expected benefit of $1B in 2009). The Company

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

     began the execution and implementation of these initiatives in 4Q '08, and as such, recorded a 4Q '08 restructuring charge of $404MM ($262MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 7,000 jobs.

     On May 18, 2009, the Company announced another phase of reengineering initiatives which were expected to produce incremental cost benefits of approximately $0.8B in 2009. These initiatives include: reducing staffing levels and compensation expenses, (expected benefit of $175MM in 2009), scaling back investment spending on marketing and business development (expected benefit of $500MM in 2009) and cutting certain professional services, travel and general overhead expenses (expected benefit of $125MM in 2009). The Company began to implement these initiatives in 2Q '09, and as such, recorded a 2Q '09 net reengineering charge of $182MM ($118MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 4,000 jobs.

     Cumulatively through these reengineering initiatives, the Company is expecting to eliminate approximately 11,000 jobs, which accounts for approximately 17% of its global workforce as of September 30, 2008. While the Company believes it is on track to realize the total projected benefits associated with these reengineering initiatives over the course of 2009, the better than expected credit trends discussed earlier will likely lead to increased investment spending and, therefore, reduce the net benefits realized.

..    ICBC Sale: On April 28, 2009, the Company announced that it divested 50% of its investment in ICBC, or 638MM of ICBC's Class H shares, through a private sale. The Company had previously acquired its interest in 2006 and, per the agreement with ICBC, was not permitted to sell any portion of this investment prior to the date of this sale. The agreement allowed the Company to divest its stake in two 50% increments, with the remaining shares eligible to be sold after October 20, 2009. The Company realized a $211MM ($135MM after-tax) gain from the sale, which was reported in the "other revenues" line within the Corporate & Other segment.

..    Master Trust Modifications: On May 22, 2009, the Company announced its plans to take certain actions which would benefit the outstanding investor certificates of the American Express Credit Account Master Trust ("Master Trust") and the related American Express Credit Account Secured Note Trusts (the "Note Trusts"). These actions consisted of the issuance of two new series of asset-backed securities totaling $1.5B, which provide additional credit enhancement to all existing outstanding series, and the exercise of a discount option with respect to new principal receivables arising in the Master Trust. In addition to improving the levels of credit enhancement for existing series of securities issued by the Master Trust and the Note Trusts, these actions will increase the yield (or trust excess spread rate) on assets in the Master Trust by 400-600 basis points beginning with the July monthly period.

     The Master Trust modifications had no impact on the 2Q '09 Consolidated Income Statement. Within the 2Q '09 Consolidated Balance Sheet, $1.5B of owned cardmember loans less associated reserves have been transferred to retained subordinated securities within investment securities. In addition, the Master Trust's assets are now included within risk-weighted assets for regulatory capital purposes.

..    Visa and MasterCard Litigation Settlements: In November of 2004, the
     Company filed suit against Visa Inc., Visa USA and Visa International (collectively "Visa"), MasterCard Inc. ("MasterCard") and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks. The Company announced that it had reached an agreement with Visa on November 7, 2007 and with MasterCard on June 25, 2008. All defendants were removed and the case was dismissed.

     Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of up to $2.25B from Visa and $1.8B from MasterCard. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q '07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q '08 through 4Q '11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q '08 through 2Q '11. The Company recognized $70MM from Visa for each of the past six quarters and $150MM from MasterCard for each of the past four quarters pursuant to these agreements.

     The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services ("GNS") business within the U.S., which the Company believes it is positioned to meet. Payments earned through June 2009 have been recorded as a reduction to the "other, net" expense line within the Corporate & Other segment.

     Acquisition of CPS: On March 28, 2008, the Company completed its purchase of CPS for $1.1B in cash and the repayment of $1.2B in CPS debt. The purchase included card relationships with GE, as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. As of March 31, 2009, the GE commercial card relationships that have agreed to become GCS clients have migrated to the AXP network as the Company issues commercial cards to their employees. Therefore, the cards issued and spending related to these relationships are now recorded as "cards-in-force" and "billed business", and the associated receivables are reflected in the "cardmember receivables" line. In addition, where applicable, CPS revenues and expenses that were previously reported in "other revenues" and "other, net expense" are now reported in the relevant revenue and expense line items.

     AEB and AEIDC: On September 18, 2007, the Company announced that it entered into an agreement to sell AEB, its international banking subsidiary, and AEIDC, a subsidiary that issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction. In 2Q '08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM. The AEIDC portion of the transaction is expected to be transferred to Standard Chartered through a put/call agreement in 3Q '09. Therefore, for all periods presented, the AEB and AEIDC results, assets and liabilities are reported within Discontinued Operations on the Company's Consolidated Financial Statements.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

EXPANDED PRODUCTS AND SERVICES

..    During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network businesses we:

     . Extended our exclusive U.S. co-brand partnership with Starwood Hotel and Resorts Worldwide, Inc. for a multi-year period. This extension allows for the continued expansion of the program and provides attractive economic and business benefits for both companies.
          As part of this agreement, we agreed to purchase $250MM of Starpoints to be used for future point needs, which will begin to be utilized later in 2009 and over a term aligned with the duration of the contract relationship.

     . Announced a unique, new service that helps American Express(R) Charge Cardmembers to set, manage, and track spending limits on Additional Cards on their account, eligible for anyone who is 15 years of age or older. American Express is the only consumer card issuer in the market to offer this type of spending control.

     . Unveiled a number of new benefits available on its Delta SkyMiles Credit Cards that allows Cardmembers to earn and redeem miles in more ways and places, on both Delta and Northwest-operated flights. In addition, launched an expanded marketing campaign to build awareness for the Delta SkyMiles Credit Cards in key Delta hubs that were formerly Northwest hubs.

     . Launched Daily Wish, an online marketplace that offers Cardmembers products and experiences they want at affordable prices, and expands on the five year success of American Express' My Wishlist program by offering these types of savings all year-round.

     . With Maritz Travel, announced a plan through American Express Business Travel to launch MaXvantage, an alliance to provide end-to end strategic meetings management services to support a business' entire meeting, event and incentive travel portfolio.

     . Opened a flagship travel service office in Cambridge, Massachusetts, which, in addition to providing service from American Express' travel agents, offers visitors new services including a Cardmember lounge, concierge services, unique virtual technology, and special travel offers and events.

     . Introduced two new online initiatives from American Express Business Travel designed to provide companies with enhanced services and increased efficiencies. Small Meeting eXpert provides an automated solution for planning and booking meetings with fewer than 50 attendees while driving savings to companies through increased controls and transparency over what is considered to be one of the last areas of unmanaged T&E spending. Additionally, eXplore is a customizable web-based portal that provides users with a single point-of-entry interface to travel and related products, services and information.

     . In conjunction with SCORE, announced the 2009 schedule for the "Small Business Speed Coaching Test Drive", a multi-city tour designed to help small business owners develop strategies to weather the current economic downturn and provide them with educational and mentorship programs to help identify new opportunities for business growth.

     In the GNS business we:

     . Announced a Network Card License partnership with Banco do Brasil, American Express' third card-issuing bank partner in Brazil. Banco do Brasil will issue American Express-branded cards that will be accepted on the American Express merchant network.

     .    Supported GNS partners in launching a wide range of new products:
          Fidelity Private Client American Express Card (United States); Ourocard Estilo Platinum American Express and the Ourocard Platinum American Express (Brazil); Old Mutual American Express Investment Credit Card (South Africa); TAP Airline Co-brand Credit Card (Portugal); Credit Suisse Gold Business American Express Card (Switzerland); Mizuho Saison Platinum American Express Card (Japan); ICBC Air China Gold American Express Card (China); American Express Gold Credit Card (Malaysia and Philippines); Lotte Travel Pass American Express Card (Korea); and Singapore Airlines Westpac American Express Card (Australia).

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

(Preliminary)

                              Statements of Income
                                  (GAAP basis)

                                                                             Quarters Ended
                                                                                June 30,
                                                                            ---------------   Percentage
(Millions, except per share amounts)                                         2009     2008     Inc/(Dec)
                                                                            ------   ------   ----------
Revenues
Non-interest revenues
   Discount revenue .....................................................   $3,305   $3,991      (17)%
   Net card fees ........................................................      532      542       (2)
   Travel commissions and fees ..........................................      407      573      (29)
   Other commissions and fees ...........................................      439      590      (26)
   Securitization income, net ...........................................       (2)     227        #
   Other ................................................................      670      578       16
                                                                            ------   ------
      Total non-interest revenues .......................................    5,351    6,501      (18)
                                                                            ------   ------
Interest income
   Interest and fees on loans ..........................................    1,081    1,564      (31)
   Interest and dividends on investment securities ......................      196      217      (10)
   Deposits with banks and other ........................................       11       76      (86)
                                                                            ------   ------
      Total interest income .............................................    1,288    1,857      (31)
                                                                            ------   ------
Interest expense
   Deposits .............................................................      105      123      (15)
   Short-term borrowings ................................................        7      136      (95)
   Long-term debt .......................................................      431      631      (32)
   Other ................................................................        4       13      (69)
                                                                            ------   ------
      Total interest expense ............................................      547      903      (39)
                                                                            ------   ------
         Net interest income ............................................      741      954      (22)
                                                                            ------   ------
Total revenues net of interest expense ..................................    6,092    7,455      (18)
                                                                            ------   ------
Provisions for losses
   Charge card ..........................................................      237      241       (2)
   Cardmember lending ...................................................    1,303    1,537      (15)
   Other ................................................................       44       46       (4)
                                                                            ------   ------
      Total provisions for losses .......................................    1,584    1,824      (13)
                                                                            ------   ------
Total revenues net of interest expense after provisions for losses ......    4,508    5,631      (20)
                                                                            ------   ------
Expenses
   Marketing and promotion ..............................................      352      663      (47)
   Cardmember rewards ...................................................    1,029    1,129       (9)
   Cardmember services ..................................................      131      132       (1)
   Salaries and employee benefits .......................................    1,370    1,495       (8)
   Professional services ................................................      599      606       (1)
   Occupancy and equipment ..............................................      392      412       (5)
   Communications .......................................................      106      115       (8)
   Other, net ...........................................................      111      305      (64)
                                                                            ------   ------
      Total .............................................................    4,090    4,857      (16)
                                                                            ------   ------
Pretax income from continuing operations ................................      418      774      (46)
Income tax provision ....................................................       76      114      (33)
                                                                            ------   ------
Income from continuing operations .......................................      342      660      (48)
Loss from discontinued operations, net of tax ...........................       (5)      (7)     (29)
                                                                            ------   ------
Net income ..............................................................   $  337   $  653      (48)
                                                                            ======   ======
Income from continuing operations attributable to common
   shareholders (A) .....................................................   $  107   $  657      (84)
                                                                            ======   ======
Net income attributable to common shareholders (A) ......................   $  102   $  650      (84)
                                                                            ======   ======
Earnings Per Common Share-Basic
   Income from continuing operations attributable to common
      shareholders ......................................................   $ 0.09   $ 0.57      (84)
   Loss from discontinued operations ....................................       --    (0.01)       #
                                                                            ------   ------
   Net Income attributable to common shareholders .......................   $ 0.09   $ 0.56      (84)
                                                                            ======   ======
Earnings Per Common Share-Diluted
   Income from continuing operations attributable to common
      shareholders ......................................................   $ 0.09   $ 0.56      (84)
   Loss from discontinued operations ....................................       --       --       --
                                                                            ------   ------
   Net Income attributable to common shareholders .......................   $ 0.09   $ 0.56      (84)
                                                                            ======   ======
Average Shares Outstanding
   Basic ................................................................    1,162    1,154        1
                                                                            ======   ======
   Diluted ..............................................................    1,165    1,163       --
                                                                            ======   ======

#    Denotes variance of more than 100%.

(A) Represents income from continuing operations or net income, as applicable, less (i) accelerated preferred dividend accretion of $212MM for the quarter ended June 30, 2009 due to the repurchase of $3.39B of the preferred shares issued as part of the CPP, (ii) preferred shares dividends and related accretion of $22MM for 2Q '09 and (iii) earnings allocated to participating share awards of $1MM and $3MM for 2Q '09 and 2Q '08, respectively.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

..    Consolidated Total Revenues Net of Interest Expense: Consolidated total revenues net of interest expense decreased 18%, reflecting decreases versus last year of 22% in USCS, 13% in ICS, 23% in GCS and 16% in Global Network & Merchant Services ("GNMS"). Total revenues net of interest expense decreased due to lower discount revenues, lower total interest income, reduced securitization income, net, lower travel commissions and fees, reduced other commissions and fees and lower net card fees, partially offset by lower total interest expense and higher other revenues. Translation of foreign currency resulted in a 4% greater decline in the reported revenues net of interest expense growth rate.

..    Consolidated Provisions for Losses: Consolidated provisions for losses decreased 13% versus last year, reflecting a decrease of 22% in USCS and increases of 25% in ICS, 33% in GCS and 27% in GNMS. The provision decreased primarily due to the impact of lower average owned loan balances, partially offset by higher cardmember lending reserve levels due to increased net write-off and past due loan levels. Translation of foreign currency reduced the reported consolidated provisions for losses growth rate by approximately 2%.

..    Consolidated Expenses: Consolidated expenses decreased 16%, reflecting decreases of 9% in USCS, 21% in ICS, 10% in GCS and 14% in GNMS. The total expense decline reflected decreased marketing and promotion expenses, lower other, net expenses, reduced salaries and employee benefits expense, lower cardmember rewards expenses, lower occupancy and equipment expenses, decreased communications costs and reduced professional services and cardmember services expenses. Translation of foreign currency resulted in a 4% greater decline in the reported consolidated expenses growth rate.

..    Pre-Tax Margin: Was 6.9% of total revenues net of interest expense in 2Q
     '09 compared with 10.4% in 2Q '08.

..    Effective Tax Rate: Was 18% in 2Q '09 versus 15% in 2Q '08. Each of the periods reflects the impact of recurring permanent tax benefits on a relatively low level of pre-tax income. In addition, the 2Q '08 tax rate also reflects a $101MM tax benefit related to the resolution of certain prior years' tax items.

..    Discount Revenue: Decreased 17%, on a 16% decrease in billed business. The greater revenue versus billed business decline primarily reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners.

     . The average discount rate* was 2.55% in 2Q '09 versus 2.56% in 1Q '09 and 2Q '08. As indicated in prior quarters, selective re-pricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                       Quarters Ended
                                          June 30,
                                      ---------------   Percentage
                                       2009     2008     Inc/(Dec)
                                      ------   ------   ----------
Card billed business* (billions):
   United States ..................   $104.8   $123.5      (15)%
   Outside the United States ......     46.6     57.4      (19)
                                      ------   ------
   Total ..........................   $151.4   $180.9      (16)
                                      ======   ======
Total cards-in-force (millions):
   United States ..................     49.8     53.5       (7)
   Outside the United States ......     38.7     36.6        6
                                      ------   ------
   Total ..........................     88.5     90.1       (2)
                                      ======   ======
Basic cards-in-force (millions):
   United States ..................     38.7     41.9       (8)
   Outside the United States ......     33.9     31.6        7
                                      ------   ------
   Total ..........................     72.6     73.5       (1)
                                      ======   ======
Average basic cardmember spending**
   United States ..................   $2,861   $3,293      (13)
   Outside the United States ......   $2,334   $2,963      (21)
   Total ..........................   $2,712   $3,199      (15)

* For additional information about billed business and discount rate calculations, please refer to the Second Quarter 2009 Earnings Release, American Express Company Selected Statistical Information pages.

**   Proprietary card activity only.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

     . Worldwide Billed Business: The 16% decrease in worldwide billed business reflected decreases of 16% in USCS, 20% in ICS, 23% in GCS and 3% in GNS. The table below summarizes selected billed business related statistics for 2Q '09:

                                                                                           Percentage
                                                                                       Increase/(Decrease)
                                                                                           Assuming No
                                                                     Percentage        Changes in Foreign
                                                                 Increase/(Decrease)      Exchange Rates
                                                                 -------------------   -------------------
Worldwide*
   Total billed business .....................................          (16)%                  (13)%
   Proprietary billed business ...............................          (18)                   (15)
   GNS .......................................................           (3)                     6
   Average spending per proprietary basic card ...............          (15)                   (12)
   Basic cards-in-force ......................................           (1)
U.S.*
   Billed business ...........................................          (15)
   Average spending per proprietary basic card ...............          (13)
   Basic cards-in-force ......................................           (8)
   Proprietary consumer card billed business** ...............          (16)
   Proprietary small business billed business** ..............          (17)
   Proprietary Corporate Services billed business*** .........          (17)
Outside the U.S.*
   Billed business ...........................................          (19)                    (7)
   Average spending per proprietary basic card ...............          (21)                    (8)
   Basic cards-in-force ......................................            7
   Proprietary consumer and small business billed
      business**** ...........................................          (20)                    (7)
   Proprietary Corporate Services billed business*** .........          (33)                   (21)

* Captions not designated as "proprietary" include both proprietary and GNS data.

**   Included in USCS.

***  Included in GCS.

**** Included in ICS.

          . U.S. non-T&E-related volume categories (which represented approximately 71% of total U.S. billed business) declined 12%, while T&E volumes declined 20%.

          . U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, decreased 28% due to a 29% decrease in the average airline charge partially offset a 2% increase in airline transactions.

          . Worldwide airline volumes, which represented approximately 10% of total volumes during the quarter, decreased 32% due to a 29% decrease in the average airline charge and a 4% decline in airline transactions.

          . Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected relatively flat volume levels in Asia Pacific and Latin America, and low double-digit declines in Canada and Europe.

     . Total cards-in-force: Declined 2% worldwide due to decreases of 9% in USCS and 5% in ICS, partially offset by increases of 3% in GCS and 13% in GNS. The declines in USCS and ICS reflect the effect of certain credit-related actions, including the cancellation of approximately 2.7MM inactive consumer and small business cards in the quarter as well as more modest card acquisition activities. The increase in GCS was driven by the migration of CPS cards to the American Express network.

          . During the quarter total cards-in-force declined 3.6MM in the U.S., driven by the 2.6MM of inactive card cancellations in USCS. International cards increased by 500K, including approximately 60K inactive card cancellations in ICS.

..    Net Card Fees: Decreased 2% as the decline in total proprietary cards-in-force more than offset a slight increase in the average fee per card.

..    Travel Commissions and Fees: Decreased 29%, primarily reflecting a 39%
     decrease in worldwide travel sales, partly offset by a higher sales commission rate.

..    Other Commissions and Fees: Decreased 26%, driven primarily by lower delinquency fees related to lower average owned loan balances and reduced spending-related foreign currency conversion revenues.

..    Securitization Income, Net: Decreased to ($2MM) from $227MM in 2Q '08, primarily due to lower excess spread, net, driven by increased write-offs, partially offset by the 2Q '08 charge to the fair value of the I/O Strip and lower interest expense due to lower rates paid on variable-rate investor certificates. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

     .    Components of Securitization Income, Net:

                                                 Quarters Ended
                                                     June 30,
                                                 --------------   Percentage
                                                  2009     2008    Inc/(Dec)
(millions)                                       -----     ----   ----------
Excess spread, net* ..........................   $(139)    $ 96        #
Servicing fees ...............................     140      130        8
(Loss) Gain on sales from securitizations** ..      (3)       1        #
                                                 -----     ----
Total securitization income, net .............   $  (2)    $227        #
                                                 =====     ====

#    Denotes variance of more than 100%.

* Excess spread, net is the net cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.

** Excludes $82MM and ($48MM) of impact from cardmember loan sales and maturities in 2Q '09 and $117MM and ($71MM) of impact from cardmember loan sales and maturities in 2Q '08, which are reflected in provisions for losses for each respective period.

     . The average balance of cardmember lending securitizations was $28.0B in 2Q '09 compared with $26.0B in 2Q '08.

..    Other Revenues: Increased 16%, primarily reflecting the ICBC gain, partially offset by lower revenues from the CPS acquisition versus 2Q '08 due to the migration of clients to the AXP network.

..    Total Interest Income: Decreased 31%.

     . Interest and Fees on Loans: Decreased 31%, due to a 29% decline in the average owned loan balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, partially offset by the benefits of certain repricing initiatives.

     . Interest and Dividends on Investment Securities: Decreased 10%, primarily reflecting reduced investment yields which more than offset increased liquidity-related investment levels.

     . Deposits with Banks and Others: Was $11MM versus $76MM in 2Q '08 primarily due to a lower balance of deposits in other banks.

..    Total Interest Expense: Decreased 39%.

     . Deposits: Decreased 15%, due to a lower cost of funds which more than offset increased balances.

     . Short-term Borrowings: Decreased 95%, due to significantly lower short-term debt levels and a lower cost of funds.

     . Long-term Debt: Decreased 32%, primarily reflecting a lower cost of funds driven by reduced market rates on variably-priced debt, as well as a slightly lower average balance of long-term debt outstanding.

     .    Other: Decreased $9MM.

..    Charge Card Provision for Losses: Decreased 2% or $4MM, as lower business volumes and receivable levels in 2Q '09 more than offset the impact of higher losses.

     .    Worldwide Charge Card:*

          . The write-off rates increased versus last year and last quarter. Past due rates were lower versus last quarter and mixed versus last year.

                                                  6/09    3/09    6/08
                                                 -----   -----   ------
USCS Net write-off rate+ .....................     5.2%    4.9%     3.9%
ICS Net loss ratio as a % of charge volume ...    0.36%   0.35%    0.22%
GCS Net loss ratio as a % of charge volume ...    0.22%   0.17%    0.10%

USCS 30 days past due as a % of total+ .......     2.6%    3.7%     3.0%
ICS 90 days past due as a % of total .........     3.0%    3.3%     2.4%
GCS 90 days past due as a % of total .........     1.9%    2.4%     1.6%

Worldwide Receivables (billions) .............   $31.4   $30.3   $ 39.9
Reserves (millions) + ........................   $ 714   $ 810   $1,146
% of receivables+ ............................     2.3%    2.7%     2.9%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

+ In the fourth quarter of 2008, the Company revised the time period in which past due cardmember receivables in USCS are written off to 180 days past due, consistent with applicable regulatory guidance. Previously, receivables were written off when 360 days past due.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

..    Cardmember Lending Provision for Losses: Decreased 15%, primarily reflecting lower owned lending balances, partially offset by higher cardmember reserve levels due to increased net write-off and past due loan levels.

     .    Worldwide Lending:*

          . Net write-off rates increased versus last year and last quarter. Past due rates increased versus last year, but decreased versus last quarter. The write-off and past due rates during 2009 both reflect the impact of various customer assistance programs.

                                          6/09     3/09     6/08
                                         ------   ------   ------
Net write-off rate ...................      9.6%     8.0%     5.5%
30 days past due as a % of loans .....      4.3%     4.9%     3.4%
Total Loans (billions) ...............   $ 32.5   $ 36.7   $ 49.6
Reserves (millions) ..................   $3,219   $3,013   $2,594
% of total loans .....................      9.9%     8.2%     5.2%
% of 30 days past due accounts .......      230%     168%     155%

* All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Second Quarter 2009 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

..    Other Provision for Losses: Decreased $2MM versus last year

..    Marketing and Promotion Expenses: Decreased 47%, reflecting lower discretionary investment spending.

..    Cardmember Rewards Expense: Decreased 9%, primarily reflecting lower overall rewards-related spending volumes, partially offset by a slightly higher Membership Rewards redemption rate and a relatively lower decline in co-brand spending volumes.

..    Cardmember Services Expenses: Decreased $1MM.

..    Salaries and Employee Benefits Expense: Decreased 8%, reflecting the impact of lower employee levels due to the benefits from the Company's ongoing reengineering activities and reduced incentive-related costs, partially offset by the $154MM of 2Q '09 net severance-related costs.

..    Professional Services Expense: Decreased 1%.

..    Occupancy and Equipment Expense: Decreased 5%, on lower technology-related expenses which more than offset costs related to the Company's reengineering initiatives.

..    Communications Expense: Decreased 8%, driven by lower volume-related costs.

..    Other, Net Expense: Decreased 64%, reflecting the $150MM 2Q '09 settlement payment from MasterCard, lower travel and entertainment expenses as part of the Company's ongoing reengineering activities and a $59MM benefit from the completion of certain account reconciliations, related to prior periods partially offset by a $61MM unfavorable impact related to fair value hedge ineffectiveness.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                                  CONSOLIDATED

Supplemental Information - Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets", as defined in the Subordinated Debentures. The Company's consolidated "tangible common equity" amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company's "total adjusted assets" as of the end of any fiscal quarter is calculated as the sum of
(i) total consolidated assets as reflected on the Company's balance sheet minus
(ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of June 30, 2009, the Company's "tangible common equity" was $10B and its "total adjusted assets" as defined in the Subordinated Debentures, were $147B. As of June 30, 2009, the consolidated assets as reflected on the Company's balance sheet were $117B.

                                CORPORATE & OTHER

..    Net income was $171MM in 2Q '09 compared with $106MM in 1Q '09 and a net loss of $2MM in 2Q '08.

     .    2Q '09 included:

          .    $135MM of after-tax income related to the ICBC sale;

          . $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;

          . $35MM of after-tax expense related to the Company's ongoing reengineering initiatives; and

          . Higher interest expense related to the cost of carrying increased levels of liquidity.

     .    1Q '09 included:

          . $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and

          . Higher interest expense related to the cost of carrying increased levels of liquidity, partially offset by lower tax expense.

     . 2Q '08 included $43MM of after-tax income related to the Visa litigation settlement.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                               U.S. CARD SERVICES

                         Condensed Statements of Income
                                  (GAAP Basis)

                                                                      Quarters Ended
                                                                          June 30,
(Preliminary)                                                        ----------------   Percentage
(millions)                                                             2009     2008     Inc/(Dec)
                                                                     -------   ------   ----------
Revenues
   Discount revenue, net card fees and other .....................    $2,273   $2,716      (16)%
   Securitization income, net ....................................        (2)     227        #
   Interest income ...............................................       748    1,189      (37)
   Interest expense ..............................................       214      539      (60)
                                                                      ------   ------
      Net interest income ........................................       534      650      (18)
                                                                      ------   ------
Total revenues net of interest expense ...........................     2,805    3,593      (22)
                                                                      ------   ------
Provisions for losses ............................................     1,190    1,516      (22)
                                                                      ------   ------
Total revenues net of interest expense after provisions for
   losses ........................................................     1,615    2,077      (22)
                                                                      ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services .........     1,021    1,240      (18)
   Salaries and employee benefits and other operating expenses ...       926      900        3
                                                                      ------   ------
      Total ......................................................     1,947    2,140       (9)
                                                                      ------   ------
Pretax segment loss ..............................................      (332)     (63)       #
Income tax benefit ...............................................      (132)     (84)      57
                                                                      ------   ------
Segment (loss) income ............................................     ($200)  $   21        #
                                                                      ======   ======

#    Denotes a variance of more than 100%.

Statistical Information

                                                   Quarters Ended
                                                       June 30,
                                                  ----------------   Percentage
                                                   2009      2008     Inc/(Dec)
                                                  ------   -------   ----------
Card billed business (billions) ...............   $ 84.1   $100.0       (16)%
Total cards-in-force (millions) ...............     40.2     44.2        (9)
Basic cards-in-force (millions) ...............     29.8     33.0       (10)
Average basic cardmember spending* (dollars) ..   $2,667   $3,047       (12)
Segment capital (millions)** ..................   $5,861   $4,850        21
Return on average segment capital** ...........      1.6%    25.0%
Return on average tangible segment capital** ..      1.7%    26.1%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Second Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     . Billed Business: The 16% decrease in billed business reflects lower average spending per proprietary basic cards-in-force and the reduced basic cards-in-force level.

          . Within the U.S. consumer business, billed business decreased 16%; small business volumes declined by 17%.

     . Total cards-in-force: Decreased by 4.0MM, or 9%, versus last year, reflecting the effects of certain credit-related actions, including the cancellation of approximately 2.6MM inactive accounts in the quarter, as well as reduced card acquisition activities.

P&L Discussion:

..    Segment Results: Reflected a loss of $200MM this year versus income of
     $21MM last year. Total revenues net of interest expense declined 22%, provisions for losses decreased 22% and expenses declined by 9%.

     . 2Q '09 included $18MM ($12MM after-tax) of the net costs related to the Company's ongoing reengineering initiatives.

     . 2Q '08 included the $136MM ($85MM after-tax) charge to the fair market value of the I/O Strip.

     .    Pre-tax Margin: Was (11.8%) in 2Q '09 compared with (1.8%) in 2Q '08.

     . Effective Tax Rate: Was 40% in 2Q '09 compared with 133% in 2Q '08. The rates in both quarters reflect the impact of recurring tax benefits on a pre-tax loss. Additionally, the 2Q '08 rate reflects the benefits related to the resolution of certain prior years' tax items.

..    Discount Revenue, Net Card Fees and Other: Decreased 16%, due to lower billed business volumes, reduced other commissions and fees, decreased travel commissions and fees, lower other revenues and slightly lower net card fees.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                               U.S. CARD SERVICES

..    Securitization Income, Net: Decreased to ($2MM) from $227MM in 2Q '08, primarily due to lower excess spread, net, driven by increased write-offs, partially offset by the 2Q '08 charge to the fair value of the I/O Strip and lower interest expense due to lower rates paid on variable-rate investor certificates.

..    Interest Income: Decreased 37%, due to a decline of 30% in the average owned lending balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, and the movement of liquidity-related investment income to the Corporate & Other segment. These items were partially offset by the benefits of certain repricing initiatives.

..    Interest Expense: Decreased 60%, due to a lower market interest rate-driven cost of funds and reduced average owned cardmember lending and receivable and liquidity investment balances.

..    Provisions for Losses: Decreased 22%, principally due to a higher level of additions to lending reserves in 2Q '08 and lower loan and receivable balances which more than offset higher net write-off and past due loan levels.

     .    Charge Card: *

          . The net write-off rate increased versus last year and last quarter. The past due rate decreased versus last year and last quarter.

                                          6/09    3/09    6/08
                                         -----   -----   -----
Total Receivables (billions) .........   $15.9   $15.6   $19.8
Net write-off rate ...................     5.2%    4.9%    3.9%
30 days past due as a % of total .....     2.6%    3.7%    3.0%

     .    Cardmember Lending: **

          . The net write-off rate increased versus last year and last quarter. The past due rate increased versus last year, but decreased versus last quarter. The write-off and past due rates during 2009 both reflect the impact of various customer assistance programs.

                                          6/09    3/09    6/08
                                         -----   -----   -----
Total Loans (billions) ...............   $23.6   $28.2   $37.8
Net write-off rate ...................    10.3%    8.5%    5.8%
30 days past due as a % of total .....     4.4%    5.1%    3.5%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

** Owned basis. See pages 15-16 for "Managed Basis" Cardmember lending information.

..    Marketing, Promotion, Rewards and Cardmember Services Expenses: Decreased
     18%, primarily due to reduced marketing and promotion expenses and lower rewards costs.

..    Salaries and Employee Benefits and Other Operating Expenses: Increased 3%,
     primarily due to a portion of the unfavorable impact related to fair value hedge ineffectiveness, higher deposit-related FDIC assessment costs and a portion of the Company's 2Q '09 net reengineering charge, partially offset by the benefits from ongoing reengineering activities.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                               U.S. CARD SERVICES

Managed Basis

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), interest income, interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes total interest income over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                                Quarters Ended
                                                                    June 30,
                                                               ---------------   Percentage
(millions)                                                      2009     2008     Inc/(Dec)
                                                               ------   ------   ----------
..    Discount revenue, net card fees and other:
     Reported for the period (GAAP) ........................   $2,273   $2,716      (16)%
     Securitization adjustments ............................       79       95      (17)
                                                               ------   ------
     Managed discount revenue, net card fees and other .....   $2,352   $2,811      (16)
                                                               ======   ======
..    Interest income:
     Reported for the period  (GAAP) .......................   $  748   $1,189      (37)
     Securitization adjustments ............................      771      824       (6)
                                                               ------   ------
     Managed interest income ...............................   $1,519   $2,013      (25)
                                                               ======   ======
..    Securitization income, net:
     Reported for the period (GAAP) ........................   $   (2)  $  227        #
     Securitization adjustments ............................        2     (227)       #
                                                               ------   ------
     Managed securitization income, net ....................   $   --   $   --       --
                                                               ======   ======
..    Interest expense:
     Reported for the period  (GAAP) .......................   $  214   $  539      (60)
     Securitization adjustments ............................       48      184      (74)
                                                               ------   ------
     Managed interest expense ..............................   $  262   $  723      (64)
                                                               ======   ======
..    Provisions for losses:
     Reported for the period (GAAP) ........................   $1,190   $1,516      (22)
     Securitization adjustments ............................      836      409        #
                                                               ------   ------
     Managed provisions for losses .........................   $2,026   $1,925        5
                                                               ======   ======

#    Denotes a variance of more than 100%.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                               U.S. CARD SERVICES

Managed P&L Discussion

..    Discount Revenue, Net Card Fees and Other: Decreased 16%, largely due to lower billed business volumes, reduced other commissions and fees, decreased travel commissions and fees, lower other revenues and slightly lower net card fees.

..    Interest Income: Decreased 25%, due to a decrease of 14% in the average managed lending balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, and the movement of the liquidity-related investment income to the Corporate & Other segment. These items were partially offset by the benefits of certain repricing initiatives.

..    Interest Expense: Decreased 64%, due to a lower market interest rate-driven cost of funds and lower average managed cardmember lending and receivable and liquidity investment balances.

..    Provisions for Losses: Increased 5%, principally due to increased lending provisions from higher net write-off and past due loan levels, which more than offset the benefits of reduced loan and business volumes and a higher level of additions to lending reserves in 2Q '08.

     .    Cardmember Lending: *

          . The write-off rate increased versus last year and last quarter. The past due rate increased versus last year, but decreased versus last quarter. The write-off and past due rates during 2009 both reflect the impact of various customer assistance programs.

                                          6/09    3/09    6/08
                                         -----   -----   -----
Total Loans (billions) ...............   $54.0   $56.5   $64.7
Net write-off rate ...................    10.0%    8.5%    5.3%
30 days past due as a % of total .....     4.4%    5.1%    3.3%

* Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                           INTERNATIONAL CARD SERVICES

                         Condensed Statements of Income
                                  (GAAP Basis)

                                                                              Quarters Ended
                                                                                 June 30,
(Preliminary)                                                                ---------------   Percentage
(millions)                                                                    2009     2008     Inc/(Dec)
                                                                             ------   ------   ----------
Revenues
   Discount revenue, net card fees and other .............................   $  823   $  992      (17)%
                                                                             ------   ------
   Interest income .......................................................      399      524      (24)
   Interest expense ......................................................      131      260      (50)
                                                                             ------   ------
      Net interest income ................................................      268      264        2
                                                                             ------   ------
Total revenues net of interest expense ...................................    1,091    1,256      (13)
                                                                             ------   ------
 Provisions for losses ...................................................      302      242       25
                                                                             ------   ------
Total revenues net of interest expense after provisions for losses .......      789    1,014      (22)
                                                                             ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services .................      287      404      (29)
   Salaries and employee benefits and other operating expenses ...........      453      537      (16)
                                                                             ------   ------
      Total ..............................................................      740      941      (21)
                                                                             ------   ------
Pretax segment income ....................................................       49       73      (33)
Income tax benefit .......................................................      (15)     (42)     (64)
                                                                             ------   ------
Segment income ...........................................................   $   64   $  115      (44)
                                                                             ======   ======

                                                      Quarters Ended
                                                          June 30,
                                                     ---------------   Percentage
Statistical Information                               2009     2008     Inc/(Dec)
-----------------------                              ------   ------   ---------
Card billed business (billions) ..................   $ 22.7   $ 28.3      (20)%
Total cards-in-force (millions) ..................     15.5     16.3       (5)
Basic cards-in-force (millions) ..................     10.8     11.5       (6)
Average basic cardmember spending* (dollars) .....   $2,083   $2,476      (16)
Segment capital (millions)** .....................   $2,180   $2,179       --
Return on average segment capital** ..............      9.7%    15.8%
Return on average tangible segment capital** .....     13.1%    21.5%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Second Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     . Billed Business: The 20% decrease in billed business reflects a 16% decrease in average spending per proprietary basic cards-in-force and a 6% decrease in basic cards-in-force.

          . Adjusting for the impacts of foreign exchange translation, billed business decreased 7% and average spending per proprietary basic card-in-force decreased 2%. Volume declines within the major geographic regions ranged from the low single digits in Latin America to the high single digits in Canada, Asia Pacific and Europe.

     . Total cards-in-force: Decreased by 800K, or 5%, versus last year, reflecting reduced card acquisition activities and the effects of certain credit-related actions, including the cancellation of inactive accounts over recent quarters.

P&L Discussion

..    Segment Income: Decreased 44% to $64MM, as total revenues net of interest expense declined 13%, provisions for losses increased 25% and expenses decreased by 21%. Both the revenue and expense declines were inflated by the translation impact of foreign currency.

     . 2Q '09 and 2Q '08 included $15MM ($10MM after-tax) and $1MM ($0MM after-tax) respectively, for costs related to the Company's ongoing reengineering initiatives.

     .    Pre-tax Margin: Was 4.5% in 2Q '09 compared with 5.8% in 2Q '08.

     . Effective Tax Rate: Was (31%) in 2Q '09 compared with (58%) in 2Q '08. The rates in both periods reflect the impact of recurring tax benefits on varying pre-tax income. In addition, the 2Q '08 rate also reflects tax benefits related to the resolution of certain prior years' tax items. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward as the Company's internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S.

..    Discount Revenue, Net Card Fees and Other: Decreased 17%, driven primarily by the lower level of card spending, decreased other commissions and fees, lower other revenues and reduced travel commissions and fees. Net card fees were effectively flat compared to last year.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                           INTERNATIONAL CARD SERVICES

..    Interest Income: Decreased 24% on a 25% reduction in average loans and lower interest on bank and other deposits, partially offset by a higher cardmember loan portfolio yield.

..    Interest Expense: Decreased 50% on lower average loan balances and business volumes, as well as a decreased cost of funds.

..    Provisions for Losses: Increased 25%, primarily due to increased net write-off and past due levels which more than offset the benefits of lower loans and business volumes.

     .    Charge Card: *

          . The loss ratio increased versus last year and last quarter. The past due rate increased versus last year, but decreased versus last quarter.

                                              6/09    3/09    6/08
                                             -----   -----   -----
Total Receivables (billions) .............   $5.4    $5.0    $6.6
Net loss ratio as a % of charge volume ...    0.36%   0.35%   0.22%
90 days past due as a % of total .........    3.0%    3.3%    2.4%

     .    Cardmember Lending: *

          . The net write-off rate increased versus last year and last quarter. The past due rate increased versus last year, but decreased versus last quarter.

                                         6/09   3/09    6/08
                                         ----   ----   -----
Cardmember Loans (billions) ..........   $8.9   $8.5   $11.8
Net write-off rate ...................    7.5%   6.4%    4.5%
30 days past due as a % of total .....    4.0%   4.2%    3.1%

* There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the charge card and lending portfolio are on an "Owned Basis."

..    Marketing, Promotion, Rewards and Cardmember Services Expenses: Decreased
     29%, reflecting reduced marketing and promotion expenses and lower volume-related rewards costs.

..    Salaries and Employee Benefits and Other Operating Expenses: Decreased 16%,
     primarily due to the benefits from the Company's ongoing reengineering initiatives partially offset by a portion of the Company's 2Q '09 net reengineering charge.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

                         Condensed Statements of Income
                                  (GAAP Basis)

(Preliminary)

                                                                          Quarters Ended    Percentage
                                                                             June 30,         Inc/(Dec)
                                                                        -----------------   -----------
(millions)                                                                2009     2008
                                                                        -------   -------
Revenues
   Discount revenue, net card fees and other ........................   $ 1,035   $ 1,405       (26)%
                                                                        -------   -------
   Interest income ..................................................        21        49       (57)
   Interest expense .................................................        53       146       (64)
                                                                        -------   -------
      Net interest income ...........................................       (32)      (97)      (67)
                                                                        -------   -------
Total revenues net of interest expense ..............................     1,003     1,308       (23)
                                                                        -------   -------
Provisions for losses ...............................................        53        40        33
                                                                        -------   -------
Total revenues net of interest expense after provisions for losses...       950     1,268       (25)
                                                                        -------   -------
Expenses
   Marketing, promotion, rewards and cardmember services ............        74        99       (25)
   Salaries and employee benefits and other operating expenses ......       777       843        (8)
                                                                        -------   -------
      Total .........................................................       851       942       (10)
                                                                        -------   -------
Pretax segment income ...............................................        99       326       (70)
Income tax provision ................................................        28        99       (72)
                                                                        -------   -------
Segment income ......................................................   $    71   $   227       (69)
                                                                        =======   =======

Statistical Information

                                                                          Quarters Ended    Percentage
                                                                             June 30,         Inc/(Dec)
                                                                        -----------------   -----------
                                                                          2009     2008
                                                                        -------   -------
Card billed business (billions) .....................................   $  27.2   $  35.4       (23)%
Total cards-in-force (millions) .....................................       7.2       7.0         3
Basic cards-in-force (millions) .....................................       7.2       7.0         3
Average basic cardmember spending* (dollars).........................   $ 3,746   $ 5,083       (26)
Segment capital (millions)** ........................................   $ 3,344   $ 3,280         2
Return on average segment capital** .................................       8.3%     23.6%
Return on average tangible segment capital**.........................      18.9%     46.7%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Second Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     . Billed Business: The 23% decrease in billed business reflects a 26% decline in average spending per proprietary basic cards-in-force partially offset by a 3% increase in basic cards-in-force.

          . Adjusting for the impacts of foreign exchange translation: Billed business and average spending per proprietary basic card-in-force decreased 18% and 21%, respectively. Volume decreases of 17% within the U.S. compared to results within other major geographic regions ranging from double digit declines in Asia Pacific, Europe and Canada, and high single digit declines in Latin America.

     . Total cards-in-force: Increased by 200K, or 3%, versus last year, driven by the migration of CPS cards onto the AXP network, partially offset by the impact of the global recession on corporate client employee and card levels.

P&L Discussion

..    Segment Income: Decreased 69% to $71MM as total revenues net of interest expense decreased 23%, provisions for losses increased by $13MM and expenses declined by 10%. Both the revenue and expense declines were inflated by the translation impact of foreign currency.

     . 2Q '09 and 2Q '08 included $79MM ($51MM after-tax) and $4MM ($3MM after-tax), respectively, of costs related to the Company's ongoing reengineering initiatives.

     .    Pre-tax Margin: Was 9.9% in 2Q '09 compared with 24.9% in 2Q '08.

     .    Effective Tax Rate: Was 28% in 2Q '09 compared with 30% in 2Q '08.

..    Discount Revenue, Net Card Fees and Other: Decreased 26%, driven primarily by the reduced level of card spending, lower travel commissions and fees, decreased other revenues and reduced other commissions and fees.

..    Interest Income: Decreased 57%, driven by lower rates within deposit-related income.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

..    Interest Expense: Decreased 64%, primarily due to a lower cost of funds and a lower average receivable balance.

..    Provisions for Losses: Increased $13MM.

     .    Charge Card: *

          . The loss ratio increased versus last year and last quarter. The past due rate increased versus last year, but decreased versus last quarter.

                                              6/09    3/09     6/08
                                            ------   ------   ------
Total Receivables (billions) ............   $  9.9   $  9.6   $ 13.4
Net loss ratio as a % of charge volume...     0.22%    0.17%    0.10%
90 days past due as a % of total ........     1.9%     2.4%     1.6%

* There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

..    Marketing, Promotion, Rewards and Cardmember Services Expenses: Decreased
     25%, primarily reflecting lower volume-related rewards costs.

..    Salaries and Employee Benefits and Other Operating Expenses: Decreased 8%,
     reflecting the benefits from the Company's ongoing reengineering initiatives partially offset by a portion of the Company's 2Q '09 net reengineering charge.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

                         Condensed Statements of Income
                                  (GAAP Basis)

(Preliminary)

                                                                          Quarters Ended    Percentage
                                                                             June 30,         Inc/(Dec)
                                                                        -----------------   -----------
(millions)                                                                2009     2008
                                                                        -------   -------
Revenues
   Discount revenue, fees and other .................................    $  888   $ 1,025       (13)%
                                                                         ------   -------
   Interest income ..................................................         1         1        --
   Interest expense .................................................       (21)      (57)      (63)
                                                                         ------   -------
      Net interest income ...........................................        22        58       (62)
                                                                         ------   -------
Total revenues net of interest expense ..............................       910     1,083       (16)
                                                                         ------   -------
Provisions for losses ...............................................        33        26        27
                                                                         ------   -------
Total revenues net of interest expense after provisions for losses ..       877     1,057       (17)
                                                                         ------   -------
Expenses
   Marketing and promotion ..........................................        94       149       (37)
   Salaries and employee benefits and other operating expenses ......       423       453        (7)
                                                                         ------   -------
      Total .........................................................       517       602       (14)
                                                                         ------   -------
Pretax segment income ...............................................       360       455       (21)
Income tax provision ................................................       124       156       (21)
                                                                         ------   -------
Segment income ......................................................    $  236   $   299       (21)
                                                                         ======   =======

Statistical Information

                                                                          Quarters Ended    Percentage
                                                                             June 30,         Inc/(Dec)
                                                                        -----------------   -----------
                                                                          2009     2008
                                                                        -------   -------
Global card billed business* (billions) .............................   $ 151.4   $ 180.9       (16)%
Segment capital (millions)** ........................................   $ 1,751   $ 1,378        27
Return on average segment capital** .................................      61.2%     88.1%
Return on average tangible segment capital** ........................      62.6%     90.7%

Global Network Services:
Card billed business (billions) .....................................   $  17.0   $  17.5        (3)
Total cards-in-force (millions) .....................................      25.6      22.6        13

* Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.

** Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Second Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

P&L Discussion

..    Segment Income: Decreased 21% to $236MM, as total revenues net of interest expense declined 16%, provisions for losses increased by $7MM and expenses decreased by 14%. Both the revenue and expense declines were inflated by the translation impact of foreign currency.

     . 2Q '09 included $16MM ($10MM after-tax) for costs related to the Company's ongoing reengineering initiatives.

     .    Pre-tax Margin: Was 39.6% in 2Q '09 compared with 42.0% in 2Q '08.

     .    Effective Tax Rate: Was 34% in both 2Q '09 and 2Q '08.

..    Discount Revenue, Fees and Other Revenue: Decreased 13%, primarily reflecting a decline in merchant-related revenues, driven by the 16% decrease in global card billed business.

..    Interest Income: Was flat versus the prior year.

..    Interest Expense: The expense credit decreased 63% due to lower volumes and a lower rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

..    Provisions for Losses: Increased $7MM.

..    Marketing and Promotion Expenses: Decreased 37%, reflecting lower brand and merchant-related expenses.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2009 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

..    Salaries and Employee Benefits and Other Operating Expenses: Decreased 7%,
     reflecting the benefits from the Company's ongoing reengineering initiatives and higher 2Q '08 merchant-related reserves, partially offset by lower litigation-related expenses in 2Q '08 and a portion of the Company's 2Q '09 net reengineering charge.

               INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON (I) THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG OTHER THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, (II) THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS AND (III) THE IMPACT OF LEGISLATIVE INITIATIVES AFFECTING THE CREDIT CARD BUSINESS, INCLUDING, WITHOUT LIMITATION, THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS AND THE PERCEPTION OF THE COMPANY'S SERVICES, PRODUCTS AND BRANDS; THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING THOSE FOR THE THIRD AND FOURTH QUARTERS OF 2009, WHICH WILL DEPEND IN PART ON CHANGES IN THE LEVEL OF THE COMPANY'S LOAN BALANCES, DELINQUENCY RATES OF CARDMEMBERS, UNEMPLOYMENT RATES AND THE VOLUME OF BANKRUPTCIES; DIFFERENCES BETWEEN OWNED (I.E. GAAP) AND MANAGED WRITE-OFF RATES, WHICH CAN BE IMPACTED BY FACTORS SUCH AS THE VARIOUS TYPES OF CUSTOMER ACCOUNTS IN THE PORTFOLIOS OF THE COMPANY AND THE LENDING SECURITIZATION TRUST; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE WRITE-OFF AND DELINQUENCY RATES IN THE MEDIUM- TO LONG-TERM OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST FEW YEARS, WHICH COULD IMPACT THEIR PROFITABILITY TO THE COMPANY; THE COMPANY'S ABILITY TO EFFECTIVELY IMPLEMENT CHANGES IN THE PRICING OF CERTAIN OF ITS PRODUCTS AND SERVICES; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS LONG-TERM ON AVERAGE AND OVER TIME FINANCIAL TARGETS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND GENERATE EXCESS CAPITAL AND EARNINGS IN A MANNER AND AT LEVELS THAT WILL ALLOW THE COMPANY TO RETURN A PORTION OF CAPITAL TO SHAREHOLDERS, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS, AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY AND REGULATORY REQUIREMENTS, INCLUDING THOSE ARISING FROM THE COMPANY'S STATUS AS A BANK HOLDING COMPANY; THE ABILITY OF THE COMPANY TO MEET ITS OBJECTIVES WITH RESPECT TO THE GROWTH OF ITS BROKERED RETAIL CD PROGRAM, BROKERAGE SWEEP ACCOUNT PROGRAM AND THE DIRECT DEPOSIT INITIATIVE; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE FEBRUARY 2008 SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS PROVING TO BE INACCURATE OR UNREALIZED; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS, AND OTHER BENEFITS, INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM (INCLUDING DURING 2009) AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE DELTA AIR LINES/NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; THE ABILITY OF THE COMPANY TO SATISFY ITS LIQUIDITY NEEDS AND EXECUTE ON ITS FUNDING PLANS, WHICH WILL DEPEND ON, AMONG OTHER THINGS, THE COMPANY'S FUTURE BUSINESS GROWTH, ITS CREDIT RATINGS, MARKET CAPACITY AND DEMAND FOR SECURITIES OFFERED BY THE COMPANY, PERFORMANCE BY THE COMPANY'S COUNTERPARTIES UNDER ITS BANK CREDIT FACILITIES AND OTHER LENDING FACILITIES, REGULATORY CHANGES, INCLUDING CHANGES TO THE POLICIES, RULES AND REGULATIONS OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE FEDERAL RESERVE BANK OF SAN FRANCISCO, THE COMPANY'S ABILITY TO SECURITIZE AND SELL RECEIVABLES AND THE PERFORMANCE OF RECEIVABLES PREVIOUSLY SOLD IN SECURITIZATION TRANSACTIONS AND THE COMPANY'S ABILITY TO MEET THE CRITERIA FOR PARTICIPATION IN CERTAIN LIQUIDITY FACILITIES AND OTHER FUNDING PROGRAMS, INCLUDING THE COMMERCIAL PAPER FUNDING FACILITY AND THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM, BEING MADE AVAILABLE THROUGH THE FEDERAL RESERVE BANK OF NEW YORK, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND OTHER FEDERAL DEPARTMENTS AND AGENCIES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS AND THE ABILITY OF OUR CHARGE CARD AND LENDING TRUSTS TO MAINTAIN EXCESS SPREADS AT LEVELS SUFFICIENT TO AVOID MATERIAL SET-ASIDES OR EARLY AMORTIZATION OF OUR CHARGE CARD AND LENDING SECURITIZATIONS, WHICH WILL DEPEND ON VARIOUS FACTORS SUCH AS INCOME DERIVED FROM THE RELEVANT PORTFOLIOS AND THEIR RESPECTIVE CREDIT PERFORMANCES; THE INCREASE IN EXCESS SPREAD RESULTING FROM THE DESIGNATION OF DISCOUNT OPTION RECEIVABLES WITH RESPECT TO THE AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, WHICH WILL DEPEND IN PART ON THE MONTHLY PRINCIPAL PAYMENT RATE POSTED TO ACCOUNTS IN, AND THE CREDIT PERFORMANCE OF, THE SECURITIZED LENDING PORTFOLIO; THE COMPANY'S ABILITY TO AVOID MATERIAL LOSSES ON ITS INVESTMENT PORTFOLIO, INCLUDING ITS INVESTMENTS IN STATE AND MUNICIPAL OBLIGATIONS, THE ISSUERS OF WHICH COULD BE ADVERSELY AFFECTED BY THE CHALLENGING ECONOMIC ENVIRONMENT; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENT INDUSTRY; THE COMPANY'S ABILITY TO ATTRACT AND RETAIN EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009 AND REGULATIONS RECENTLY ADOPTED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; ACCOUNTING CHANGES, INCLUDING THE FINANCIAL ACCOUNTING STANDARDS BOARD'S RECENT ADOPTION OF CHANGES TO THE ACCOUNTING OF OFF-BALANCE SHEET ACTIVITIES OR OTHER POTENTIAL REGULATORY INTERPRETATIONS IN THIS AREA, WHICH, WHEN EFFECTIVE, WILL RESULT IN THE COMPANY'S HAVING TO CONSOLIDATE THE ASSETS AND LIABILITIES OF THE LENDING SECURITIZATION TRUST, THEREBY REQUIRING THE COMPANY TO REESTABLISH LOSS RESERVES, WHICH COULD REDUCE THE COMPANY'S REGULATORY CAPITAL RATIOS AND/OR CHANGE THE PRESENTATION OF ITS FINANCIAL STATEMENTS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q REPORT FOR THE QUARTER ENDED MARCH 31, 2009 AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.

                                      23